Exhibit 10.33(a)

STEINER LEISURE LIMITED

SHARE OPTION AGREEMENT

This Agreement (this "Agreement") is made as of the ____ day of _________________, 20__, by and between Steiner Leisure Limited, a Bahamas international business company (the "Company"), and the undersigned director ("Director").

Pursuant to the Steiner Leisure Limited 2004 Equity Incentive Plan (the "Plan"), the Company hereby grants to Director, as of [DATE] (the "Date of Grant"), options (the "Options") to purchase [NUMBER OF SHARES WRITTEN OUT] [(NUMBER)] of the Company's common shares, par value (U.S.) $.01 per share (the "Shares"), at $ [PRICE] per share (the "Exercise Price") upon the following terms and conditions. Capitalized terms not otherwise defined herein shall have the same meaning as in the Plan. The Options are intended to be Non-qualified Share Options under the Plan.

    Vesting and Term of Option. Except as otherwise provided herein and in the Plan, these Options shall be exercisable one year after the Date of Grant and the Options shall expire on [DATE] (the "Final Exercise Date").

    Transfer and Exercise. Except as set forth in this Section 2, the Options may not be transferred other than by will or by the laws of descent and distribution, and, during Director's lifetime the Options may be exercised only by Director. The Options may be transferred to (i) Director's spouse, children or grandchildren (referred to herein as "Family Members"), (ii) a trust or trusts for the exclusive benefit of Family Members or (iii) a partnership in which Family Members are the only partners. Any transfer pursuant to this Section 2 shall be subject to the following: (i) there shall be no consideration for such transfer, (ii) there may be no subsequent transfers without the approval of the committee appointed by the Company's Board of Directors (the "Board") to administer this Plan (or, if such committee is not in existence, the Board; in either case, hereinafter, the "Committee") and (iii) all transfers shall be made so that no liability under Section 16(b) of the Exchange Act arises as a result of such transfer. Following any transfer, the Options shall continue to be subject to the same terms and conditions as were applicable to Director immediately prior to transfer, with the transferee being deemed to be Director for such purposes, except that the events of death and termination of service described in Sections 3 and 4, below, shall continue to apply with respect to Director.

    Options are only exercisable to the extent they have vested. Vested Options are exercisable by Director only while Director is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of Director's employment, with the following exceptions:

    (i) Vested Options shall remain exercisable during a one-year period after Director's death, where the Options are exercised by the estate of Director or by any person who acquired such Options by bequest or inheritance.

    (ii) Vested Options shall remain exercisable during a one-year period commencing on Director's termination of employment on account of Disability.

    (iii) Vested Options shall remain exercisable during a three (3) month period commencing on the termination of Director's employment by Director, or termination of Director's employment by the Company or a Subsidiary other than for Cause.

    (iv) In the event of the termination of Director's employment due to the violation of the terms of a written employment agreement, as to which the Director and the Company and/or, as the case may be, a Subsidiary are parties (a "Violation Termination"), unless otherwise specified in such written employment agreement, all Options held by Director which are not yet vested and exercisable shall become vested and exercisable, provided that the effective time of such Violation Termination is at least one (1) year after the date of grant of the Options.

    Death. Upon the death of Director, all Options held by Director that are not then exercisable shall immediately become exercisable. All Options held by Director immediately prior to death may be exercised by Director's executor or administrator, or by the person or persons to whom the Options are transferred by will or the applicable laws of descent and distribution, at any time within the three years following the date of death (but not later than the Final Exercise Date), provided, however, that the Company shall be under no obligation to deliver a certificate representing Shares that may be issued pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Options.

    Other Termination of Status of Director. If Director ceases to be a member of the Board for any reason other than death, all Options held by Director that are not then exercisable shall terminate three years following the date they first become exercisable. Options that are exercisable on the date of such termination shall continue to be exercisable for a period of three years following the date of termination (or until the Final Exercise Date, if earlier). Notwithstanding the foregoing, all Options held by Director shall terminate immediately upon the termination of Director's membership on the Board if such termination was based on the misconduct of Director. After completion of the aforesaid three-year periods, such Options shall terminate to the extent not previously exercised, expired or terminated.

    Procedure for Exercise. The Options shall be exercisable by written notice in the form attached hereto as Exhibit A (the "Exercise Notice"). Such written notice shall be addressed to the Senior Vice President and Chief Financial Officer of the Company, signed by the Director and delivered pursuant to Section 10, below. Options shall be deemed to be exercised upon delivery to the Company of such written notice, upon which the Company will issue and deliver to Director the number of Shares as to which the Options were exercised. Notwithstanding the foregoing, Options may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation or any requirement of the Nasdaq Stock Market, Inc. or other market or exchange upon which the Shares may then be traded or listed (collectively, the "Rules"). As a condition to the exercise of an Option, the Company may require Director to make such representations or warranties to the Company as the Company may deem appropriate under the Rules.

    Payment of Exercise Price.

    The Exercise Price for the number of shares for which Options are being exercised shall be paid on, or within ten (10) days after, the date of exercise:

      in cash (by certified or bank cashier's check);

      by tender to the Company of whole Shares then owned by the Director having a Fair Market Value (as defined below) on the date of exercise at least equal to the Exercise Price, provided that, in the case of Shares acquired directly from the Company, such Shares have been held for at least six months;

      a combination of the foregoing; or

      on such other terms and conditions as the Committee may approve.

    For purposes of this Agreement, "Fair Market Value" means the mean of the high and low prices reported per Share as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market.

    Adjustments Upon Changes in Capitalization, Etc. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to the Options as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

    Tax Withholding. In order to enable the Company to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of Options, Director shall pay the Company the amount of tax to be withheld or may elect to satisfy such obligation by delivering to the Company other Shares owned by Director prior to exercising the Options, or a payment consisting of a combination of cash and such Shares, or by having the Company withhold Shares that otherwise would be delivered to Director pursuant to the exercise of the Options for which the tax is being withheld. Such an election shall be subject to the following: (i) the election shall be made in such manner as may be prescribed by the Committee and (ii) the election shall be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any Share to be delivered or withheld by the Company shall be the Fair Market Value on the date to be used to determine the amount of tax to be withheld.

    Shares Subject to Plan. The Shares awarded pursuant to the Plan are subject to all of the terms and conditions of the Plan, the terms of which are hereby expressly incorporated and made a part hereof. Any conflict between this Agreement and the Plan shall be controlled by, and settled in accordance with the terms of the Plan. Director acknowledges that Director has received, read and understood the provisions of the Plan and agrees to be bound by its terms and conditions.

    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Director or by the Company forthwith to the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on the Company and on Director.

    Not a Contract of Employment. This Agreement shall not be deemed to constitute an employment contract between the Company and Director or to be a consideration or an inducement for the employment of Director.

    Notices. Any notice required or permitted hereunder shall be given in writing and deemed delivered when (i) personally delivered, (ii) sent by facsimile transmission and a confirmation of the transmission is received by the sender, or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as Federal Express, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate.

    Further Instruments. The parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    Entire Agreement; Governing Law; Severability. The Plan and Exercise Notice are incorporated herein by reference. This Agreement, the Plan and the Exercise Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Director with respect to the subject matter hereof, and shall be interpreted in accordance with, and shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

DIRECTOR: STEINER LEISURE LIMITED

__________________________________ By:_________________________________

[NAME] Stephen Lazarus

Senior Vice President and and Chief Financial Officer

Address and Facsimile Number: Address and Facsimile Number:

c/o Steiner Management Services, LLC

770 South Dixie Hwy., Suite 200

Coral Gables, Florida 33146

Facsimile: (305) 358-7704

EXHIBIT A

EXERCISE NOTICE

Steiner Leisure Limited

c/o Steiner Management Services, LLC

770 South Dixie Hwy.

Suite 200

Coral Gables, Florida 33146

Attention: Senior Vice President and Chief Financial Officer

    Exercise of Option. Effective as of the date indicated below, the undersigned ("Director") hereby elects to exercise ____________ of the Director's options (the "Options") to purchase common shares (the "Shares") of Steiner Leisure Limited (the "Company") under and pursuant to the Company's 1996 Share Option and Incentive Plan (the "Plan"), and the Share Option Agreement by and between the Company and the Director dated as of June 17th, 2004 (the "Option Agreement").

    Representations of Director. Director acknowledges that Director has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. References herein to this "Agreement" include this Exercise Notice and the Plan, and the Option Agreement, all of which are incorporated herein by reference as provided in Section 7, below.

    Compliance with Securities Laws. Notwithstanding any other provisions of the Option Agreement to the contrary, Director understands and acknowledges that the exercise of any rights to purchase Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, all applicable state securities laws and all applicable requirements of the Nasdaq Stock Market, Inc. or other market or exchange on which the Shares may be traded or listed at the time of exercise of the Options. Director agrees to cooperate with the Company to ensure compliance with such laws and requirements.

    Tax Consultation. Director understands that Director may suffer adverse tax consequences as a result of Director's purchase or disposition of the Shares. Director represents that Director has consulted with any tax consultants Director deems advisable in connection with the purchase or disposition of the Shares and that Director is not relying on the Company for any tax advice.

    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon Director and his or her heirs, executors, administrators, successors and permitted assigns.

    Delivery of Payment. Director herewith delivers (or, within ten (10) days after the date of exercise, will deliver) to the Company the full exercise price for the Shares. Director hereby elects to pay the full exercise price (check the appropriate box):

☐	by certified or bank cashier's check;
☐	by tender to the Company of Shares in accordance with Section 4(ii) of the Option Agreement;
☐	by a combination of the foregoing.

7. Entire Agreement; Governing Law; Severability. The Plan, and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Director with respect to the subject matter hereof, and shall be interpreted in accordance with, and shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Submitted by: Accepted by:

DIRECTOR: STEINER LEISURE LIMITED

__________________________ ___________________________

[NAME] Stephen Lazarus

Senior Vice President and

Chief Financial Officer